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                                                                   Exhibit 21




                          CENTRAL SPRINKLER CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT




                                                                   Names
                                     Jurisdiction of            Under Which
 Name                                Organization              Doing Business
 -----------------------------       ---------------           --------------
 CSC Finance Company                 Delaware                  Corporate Name

 CSC Investment Company              Delaware                  Corporate Name

 Central Sprinkler Company           Pennsylvania              Corporate Name

 Spraysafe Automatic
   Sprinklers Limited                United Kingdom            Corporate Name

 Central Castings Corporation        Alabama                   Corporate Name

 Central CPVC Corporation            Alabama                   Corporate Name

 Central Sprinkler
   Export Corporation                Barbados                  Corporate Name